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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)         October 2, 1998
                                                --------------------------------


                              SYMANTEC CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-17781                 77-0181864
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
       of incorporation)               File Number)          Identification No.)


           10201 Torre Avenue
          Cupertino, California                                    95014
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code       (408) 253-9600
                                                  ------------------------------

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Item 5:   Other Events

          Purchase of Anti-Virus Business of Intel Corporation.

          Symantec Corporation ("Symantec") acquired rights to Intel Corporation's anti-virus business. Symantec has also licensed Intel systems management technology which it will combine with its own antivirus technology to create best-of-breed anti-virus solutions for corporate organizations.

          Norton AntiVirus engine technology will be integrated into a new anti-virus product that Intel has had under development for most of this year. The product will be fully integrated with Intel LANDesk Management Suite and will be launched as a Norton AntiVirus product later this year to provide an obvious and smooth upgrade path for current LANDesk Virus Protect customers.

          Under the agreement, Symantec will support Intel's registered anti-virus customers once Symantec distributes a new Symantec version of Intel's antivirus product. Intel will also market the Norton AntiVirus product line through its extensive reseller channel worldwide.


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Item 7:   Financial Statements and Exhibits.

          (c) Exhibits

              10.1    Software License Agreement between Symantec and Intel
                      Corporation, dated September 27, 1998.*

              99.1    Press release of Symantec dated September 28, 1998.


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*Confidential treatment has been requested for certain portions of this exhibit.


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                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 1998

                                         SYMANTEC CORPORATION



                                         By: /s/ Derek P. Witte
                                            ----------------------------------
                                            Derek P. Witte
                                            Vice President and General Counsel


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
Exhibit
-------
 10.1          Software License Agreement between Symantec and Intel
               Corporation, dated September 27, 1998.*

 99.1          Press release of Symantec dated September 28, 1998.



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*Confidential treatment has been requested for certain portions of this exhibit.